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                                                                    EXHIBIT 21.1



                   LIST OF SUBSIDIARIES OF AHL SERVICES, INC.



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                                                             State of                     Names Under Which
Name                                                       Incorporation                  it Does Business
----                                                       -------------                  ----------------

DIRECT SUBSIDIARIES OF AHL SERVICES, INC.

Argenbright Holdings Limited                                Georgia                       Argenbright

The ADI Group Limited                                       United Kingdom                ADI

SUBSIDIARIES OF ARGENBRIGHT HOLDINGS
LIMITED:

Argenbright, Inc.                                           Georgia                       Argenbright

Argenbright Security, Inc.                                  Georgia                       Argenbright

IPS Training                                                Georgia                       IPS

Argenbright Substance Abuse, Inc.                           Georgia                       Argenbright

Argenbright Motor Coach, Inc.                               Georgia                       Argenbright

SUBSIDIARIES OF THE ADI GROUP LIMITED:

Aviation Defence International France Limited               United Kingdom                ADI

ADI Overseas Limited                                        United Kingdom                ADI

    Subsidiaries of ADI Overseas Limited:

    ADI Poland                                              United Kingdom                ADI

    ADI Switzerland                                         United Kingdom                ADi

    ADI Italy                                               United Kingdom                ADI

    ADI Austria                                             United Kingdom                ADI

ADI UK Limited                                              United kingdom                ADI, Silverwing
                                                                                          Security, Silverwing
                                                                                          Transportation

Aviation Defense International Germany                      United Kingdom                ADI
Limited

ADI Ground Services Limited                                 United Kingdom                ADI
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